Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2) ☐

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Avenue Minneapolis, MN	55402
(Address of principal executive offices)	(Zip Code)

Seth Dodson
U.S. Bank National Association
950 17th Street, 12th Floor
Denver, CO 80202
Telephone (303) 585-4591
(Name, address and telephone number of agent for service)

Cimarex Energy Co.
(Exact name of Registrant as specified in its charter)

Delaware	45-0466694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 Lincoln Street, Suite 1800 Denver, Colorado	80203
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

  a)
  Name and address of each examining or supervising authority to which it is subject.

    Comptroller of the Currency
    Washington, D.C.

  b)
  Whether it is authorized to exercise corporate trust powers.

    Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

        None

Items 3-15 The Trustee is a Trustee under other Indentures under which securities issued by the obligor are outstanding. There is not and there has not been a default with respect to the securities outstanding under other such Indentures.

Item 16 LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

  1.
  A copy of the Articles of Association of the Trustee now in effect, incorporated herein by reference to Exhibit 1 of Form T-1, Document 6 of Registration No. 333-84320.

  2.
  A copy of the certificate of authority of the Trustee to commence business, incorporated herein by reference to Exhibit 2 of Form T-1, Document 6 of Registration No. 333-84320.

  3.
  A copy of the certificate of authority of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 of Form T-1, Document 6 of Registration No. 333-84320.

  4.
  A copy of the existing bylaws of the Trustee, as now in effect, incorporated herein by reference to Exhibit 4 of Form T-1, Document 6 of Registration No. 333-84320.

  5.
  Not applicable.

  6.
  The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, incorporated herein by reference to Exhibit 6 of Form T-1, Document 6 of Registration No. 333-84320.

  7.
  Report of Condition of the Trustee as of June 30, 2003, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

  8.
  Not applicable.

  9.
  Not applicable.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City and County of Denver, State of Colorado on the 10th day of April, 2007.

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ S. DODSON
Title:	Vice President

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2006

U.S. Bancorp

Consolidated Ending Balance Sheet

(Dollars in Millions)	December 31, 2006	December 31, 2005
Assets
Cash and due from banks	$8,639	$8,004
Investment securities
Held-to-maturity	87	109
Available-for-sale	40,030	39,659
Loans held for sale	3,256	3,030
Loans
Commercial	46,190	42,942
Commercial real estate	28,645	28,463
Residential mortgages	21,285	20,730
Retail	47,477	44,327

Total loans	143,597	136,462
Less allowance for loan losses	(2,022)	(2,041)

Net loans	141,575	134,421
Premises and equipment	1,835	1,841
Goodwill	7,538	7,005
Other intangible assets	3,227	2,874
Other assets	13,045	12,522

Total assets	$219,232	$209,465

Liabilities and Shareholders' Equity
Deposits
Noninterest-bearing	$32,128	$32,214
Interest-bearing	70,330	70,024
Time deposits greater than $100,000	22,424	22,471

Total deposits	124,882	124,709
Short-term borrowings	26,933	20,200
Long-term debt	37,602	37,069
Other liabilities	8,618	7,401

Total liabilities	198,035	189,379
Shareholders' equity
Preferred stock	1,000	—
Common stock	20	20
Capital surplus	5,762	5,907
Retained earnings	21,242	19,001
Less treasury stock	(6,091)	(4,413)
Other comprehensive income	(736)	(429)

Total shareholders' equity	21,197	20,086

Total liabilities and shareholders' equity	$219,232	$209,465

To the best of the undersigned's determination, as of the date hereof, the financial information contain in Exhibit 7 is true and correct.

U.S. Bank National Association
By:	/s/ S. DODSON
Vice President
Date:	April 10th, 2007